Warburg, Pincus Equity Partners, L.P.
ZymoGenetics, Inc. (ZGEN)
September 13, 2007

                                  Exhibit 99.1
                                  ------------

                  Joint Filer's Names and Addresses Information


          1.      Name:    Warburg Pincus & Co.
                  Address: 466 Lexington Avenue
                           New York, New York 10017

          2.      Name:    Warburg Pincus Partners LLC
                  Address: 466 Lexington Avenue
                           New York, New York 10017

          3.      Name:    Warburg Pincus LLC
                  Address: 466 Lexington Avenue
                           New York, New York 10017

          4.      Name:    Charles R. Kaye
                  Address: c/o Warburg Pincus LLC
                           466 Lexington Avenue
                           New York, New York 10017

          5.      Name:    Joseph P. Landy
                  Address: c/o Warburg Pincus LLC
                           466 Lexington Avenue
                           New York, New York 10017


          Designated Filer: Warburg, Pincus Equity Partners, L.P.
          Issuer & Ticker Symbol: ZymoGenetics, Inc. (ZGEN)
          Date of Event Requiring Statement: September 13, 2007